EXHIBIT 4.13


C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP

C H A N C E

                                BARCLAYS BANK PLC
                         as Excess Interest Beneficiary


                                       and


                             BARCLAYCARD FUNDING PLC
   as Series 99-1 Investor Beneficiary and as Series 02-1 Investor Beneficiary


                                       and


                     GRACECHURCH RECEIVABLES TRUSTEE LIMITED
                             as Receivables Trustee

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                         AGREEMENT BETWEEN BENEFICIARIES
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                                    CONTENTS

CLAUSE                                                                      PAGE

1. Interpretation.............................................................2

2. Assignment Of Entitlement To Excess Spread Relating To Series 02-1.........3

3. Acknowledgements...........................................................3

4. Representations And Warranties.............................................3

5. Third Party Rights.........................................................3

6. Governing Law..............................................................3

7. Jurisdiction...............................................................3


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THIS DEED is made on [___] October 2002

BETWEEN:

(1) GRACECHURCH RECEIVABLES TRUSTEE LIMITED, a company incorporated in Jersey with registered number 75210 having its registered office at 26 New Street, St. Helier, Jersey JE2 3RA in its capacity as trustee of the trust constituted by a Declaration of Trust and Trust and Cash Management Agreement dated 23 November 1999 (the "RECEIVABLES TRUSTEE");

(2) BARCLAYS BANK PLC, an institution authorised for the purposes of the Financial Services and Markets Act 2000 of the United Kingdom, acting through its business unit "Barclaycard", having its principal place of business at 1234 Pavilion Drive, Northampton NN4 7SG, in its capacity as Excess Interest Beneficiary (the "EXCESS INTEREST BENEFICIARY") of the Receivables Trust pursuant to the terms of a receivables securitisation agreement dated 23 November 1999; and

(3) BARCLAYCARD FUNDING PLC, a public limited company incorporated in England and Wales, with company number 2530163, having its registered office at 54 Lombard Street, London EC3P 3AH, in its capacity as Investor Beneficiary for Series 99-1 (in respect of the Series 99-1 Investor Interest, the "SERIES 99-1 INVESTOR BENEFICIARY") and in its capacity as Investor Beneficiary for Series 02-1 (in respect of the Series 02-1 Investor Interest, the "SERIES 02-1 INVESTOR BENEFICIARY").

WHEREAS:

(1) The MTN Issuer has issued the Series 02-1 MTN Certificate to the Issuer at par with a right to further payments of subscription price as deferred consideration.

(2) The Deferred Subscription Price will be an amount equal to the excess spread paid as additional interest on the Series 02-1 MTN Certificate to the Issuer but which is not utilised by the Issuer.

(3) The Excess Interest Beneficiary wishes to assign to the MTN Issuer its entitlement to excess spread in relation to Series 02-1 to the Series 02-1 Investor Beneficiary in consideration for payments from the MTN Issuer of amounts equal to the Deferred Subscription Price.

THE PARTIES AGREE as follows:

1.      INTERPRETATION

1.1     In this Deed the following expressions have the following meanings:

        "DEFERRED SUBSCRIPTION PRICE" means the deferred subscription price payable by the Issuer to the MTN Issuer as deferred consideration for the issue of the Series 02-1 MTN Certificate.

        "EXCESS ENTITLEMENT CONSIDERATION" means the consideration payable by the Series 02-1 Investor Beneficiary to the Excess Interest Beneficiary in respect of the assignment made pursuant to clause 2.1 hereof in an amount equal to the Deferred Subscription Price.

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1.2     The headings in this Deed do not affect its interpretation.

1.3 Terms defined in the Master Definitions Schedule and the Series 02-1 Supplement to the Declaration of Trust and Trust Cash Management Agreement dated [___] October 2002 shall have the same meanings when used in this Deed unless the context requires otherwise.

2.      ASSIGNMENT OF ENTITLEMENT TO EXCESS SPREAD RELATING TO SERIES 02-1

2.1 The Excess Interest Beneficiary hereby assigns its entitlement to excess spread relating to Series 02-1 to the Series 02-1 Investor Beneficiary (the "ASSIGNED EXCESS SPREAD") and in consideration for that assignment the Series 02-1 Investor Beneficiary hereby undertakes to pay to the Excess Interest Beneficiary the Excess Entitlement Consideration from time to time on each Distribution Date.

2.2 Each of the Series 99-1 Investor Beneficiary, the Series 02-1 Investor Beneficiary and the Excess Interest Beneficiary agree that the Assigned Excess Spread shall henceforth for calculation purposes be treated as forming part of the Series 02-1 Investor Interest.

3.      ACKNOWLEDGEMENTS

3.1 The Receivables Trustee acknowledges that the Assigned Excess Spread shall henceforth for calculation purposes be treated as forming part of the Series 02-1 Investor Interest.

3.2 The Assigned Excess Spread will be pledged by the Series 02-1 Investor Beneficiary under the Series 02-1 MTN Supplement to the Security Trust Deed and MTN Cash Management Agreement.

4.      REPRESENTATIONS AND WARRANTIES

        Each party hereto represents and warrants to the other parties, in each case with respect to itself only, that this Deed constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

5.      THIRD PARTY RIGHTS

        A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any provision of the terms of this Deed.

6.      GOVERNING LAW

        The laws of England and Wales shall govern this Deed and all matters arising from or connected with it.

7.      JURISDICTION

7.1 Each of the parties hereto irrevocably agrees for the benefit of each other party that the Royal Courts of Jersey shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agrees not to claim that any such court is not a convenient or appropriate forum, and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.

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7.2     Each party hereto irrevocably waives any objection which it might now or hereafter have to the courts of Jersey referred to above being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and the transactions which it acknowledges and agrees not to claim that any such court is not a convenient or appropriate forum.

BY THEIR SIGNATURE HEREOF the Receivables Trustee, the Excess Interest Beneficiary, the Series 99-1 Investor Beneficiary and the Series 02-1 Investor Beneficiary have caused this Deed to be duly executed and delivered in Jersey by their duly authorised representatives, on the day and year first written above.


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                                    EXECUTION

Receivables Trustee

EXECUTED as a Deed by                    )
GRACECHURCH RECEIVABLES                  )
TRUSTEE  LIMITED                         )
by its duly authorised signatory         )


Excess Interest Beneficiary

EXECUTED as a Deed by                    )
BARCLAYS BANK PLC                        )
acting by its duly authorised attorney   )
in the presence of:                      )


Series 99-1 Investor Beneficiary and
Series 02-1 Investor Beneficiary

EXECUTED as a Deed by                    )
BARCLAYCARD FUNDING PLC                  )
By                                       )
in the presence of:


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